Exhibit 3.103

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 10/24/2006 FILED 01:51 PM 10/24/2006 SRV 060974625 – 4240375 FILE

CERTIFICATE OF FORMATION

OF

HAVEN BEHAVIORAL SERVICES OF TUSCON, LLC

This Certificate of Formation of Haven Behavioral Services of Tuscon, LLC is to be filed with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

1.	The name of the limited liability company is Haven Behavioral Services of Tuscon, LLC.

2. The name and street and mailing address of the initial registered office and the registered agent for service of process of the limited liability company in the State of Delaware are as follows: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Dated as of this 24th day of October, 2006.

R. Claiborne Richards, Jr., Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:54 PM 03/01/2012 FILED 06:54 PM 03/01/2012 SRV 120266222 – 4240375 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION

OF

HAVEN BEHAVIORAL SERVICES OF TUCSON, LLC

HAVEN BEHAVIORAL SERVICES OF TUCSON, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Haven Behavioral Services of Tucson, LLC.

2. The Certificate of Formation of the Company is hereby amended by striking Articles 1 and 2 in their entirety and replacing such articles as follows:

1. The name of the limited liability company is Sonora Behavioral Health Hospital, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is The Corporation Trust Company.

Executed on March 1, 2012.

/s/ Christopher L. Howard
Christopher L. Howard, Authorized Person